Exhibit 99.1
FOR IMMEDIATE RELEASE
April 10, 2026

Origin Bancorp, Inc. Announces First Quarter 2026 Earnings Release and Conference Call

RUSTON, LA, April 10, 2026 - Origin Bancorp, Inc. (NYSE: OBK) (“Origin”), the financial holding company for Origin Bank, plans to issue first quarter 2026 results after the market closes on Wednesday, April 22, 2026, and hold a conference call to discuss such results on Thursday, April 23, 2026, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The conference call will be hosted by Drake Mills, Chairman, President and CEO of Origin, William J. Wallace, IV, Chief Financial Officer of Origin, and Lance Hall, President and CEO of Origin Bank.

Conference Call and Live Webcast

To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (888) 700-7550 (U.S. Toll Free), enter Conference ID: 12997 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the investor relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGIN1Q26.

Conference Call Webcast Archive

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.

Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 56 locations in Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle. In addition, Origin provides a broad range of insurance agency products and services through its wholly owned insurance agency subsidiary, Forth Insurance, LLC. For more information, visit www.origin.bank and www.forthinsurance.com.

Contact Information
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank

Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank